JUNIPER RIDGE LLC JOINT VENTURE TERMINATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of December 29, 2008.

BETWEEN:

STRATHMORE RESOURCES (U.S.) LTD., a Nevada corporation, with an address at 2420 Watt Court Riverton, Wyoming, 82501

(“Strathmore”)

AND:

YELLOWCAKE MINING INC., a Nevada corporation, with an address at Suite 598 - 999 Canada Place, Vancouver, BC V6C 3E1 Canada

(“Yellowcake”)

WHEREAS:

A.	Strathmore and Yellowcake entered into a limited liability company operating agreement of Juniper Ridge LLC dated as of December 31, 2007, as amended on April 21, 2008 (the “Operating Agreement”); and

B.	the parties wish to terminate the Operating Agreement on the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the parties agree as follows:

1.

The Operating Agreement is hereby terminated effective as of the date of this Agreement, and the parties hereby release each other from all further liabilities and legal obligations of whatsoever kind and howsoever arising which either of them may now have or at any time hereafter can, shall or may have in any way resulting or arising from any cause, matter or thing existing up to the present time in connection with the Operating Agreement.

2.

Each party shall execute and deliver all such further and other agreements, assurances, undertakings, acknowledgments and documents, cause such meetings to be held, resolutions passed and to do or cause to be done and perform all acts or things necessary or desirable to give full effect to the provisions of this Agreement.

3.	This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, successors, personal representatives and permitted assigns.

4.	This Agreement may be executed in counterparts and delivered via facsimile or other electronic means.

5.

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province and will be treated, in all respects, as a British Columbia contract.

7.	This Agreement may only be modified or amended by a written document signed by each party to this Agreement.

EXECUTED as of the date first written above.

STRATHMORE RESOURCES (U.S.) LTD.

By:	/s/ David Miller
Name:	David Miller
Title:	Chief Executive Officer

YELLOWCAKE MINING INC.

By:	/s/ William Tafuri
Name:	William Tafuri
Title:	President, Secretary and Treasurer